Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

AHC INTERMEDIATE CO.

Pursuant to § 102 of the General Corporation Law

of the State of Delaware

FIRST: The name of the corporation is AHC Intermediate Co. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 5,000 shares, divided into two classes of which 2,500 shares of par value $0.01 per share shall be designated common stock and 2,500 shares of par value $0.01 per share shall be designated preferred stock (“Preferred Stock”).

The board of directors is expressly authorized to provide for the issuance of all or any shares of Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof (including with respect to the transferability thereof), as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series and as may be permitted by the General Corporation Law of Delaware.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the by-laws of the Corporation.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend and repeal the bylaws.

SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

NINTH: The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Randi Neihaus	Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza New York, New York 10004-1980

I, the undersigned, for the purpose of forming a Corporation under the laws of the State of Delaware do make, file and record this Certificate of Incorporation, and, accordingly, have hereto set my hand this 18th day of December, 2009.

/s/ Randi Neihaus
Randi Neihaus, Incorporator

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

AHC INTERMEDIATE CO.

Pursuant to Section 242 of the

General Corporation Law of the State of Delaware

AHC Intermediate Co. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The first paragraph of Article FOURTH of the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) is hereby amended and restated to read in its entirety as follows:

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,000 shares divided into two classes of which 5,000 shares of par value $0.01 per share shall be designated shares of “Common Stock” and 5,000 shares of par value $0.01 per share shall be designated shares of “Preferred Stock.”

2. The foregoing amendment to the Certificate of Incorporation was duly adopted by the sole stockholder of the Corporation in accordance with Sections 228 and 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed and acknowledged by its duly authorized officer this 27th day of January, 2010.

AHC INTERMEDIATE CO.

By:	/s/ Christopher R. Clegg
	Name:	Christopher R. Clegg
	Title:	Vice President, Secretary and Assistant Treasurer

CERTIFICATE

OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF AHC INTERMEDIATE CO.

AHC Intermediate Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by inserting the following sentence after the first sentence of Article FOURTH thereof:

“The Corporation is not authorized to issue any non-voting equity securities.”

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 and Section 228 (by written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th day of May, 2010.

AHC INTERMEDIATE CO.

By:	/s/ Sean M. Stack
Name: Sean M. Stack
Title: President

CERTIFICATE

OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF AHC INTERMEDIATE CO.

May 26, 2010

AHC Intermediate Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST thereof in its entirety and inserting the following in lieu thereof:

“FIRST. The name of the Corporation is Aleris International, Inc.”

SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 and Section 228 (by written consent of the stockholders of the Corporation) of the General Corporation Law of the State of Delaware.

THIRD: This Certificate of Amendment is effective as of 1:35 p.m. eastern daylight time on June 1, 2010.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation on the date first written above.

AHC Intermediate Co.

Bv:	/s/ Sean M. Stack
Name:	Sean M. Stack
Title:	President